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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE, 7 AM (EDT)

                      WEBVAN AND HOMEGROCER AGREE TO MERGE

                        COMBINATION EXPANDS MARKET REACH,
        STRENGTHENS COMPETITIVE POSITION & CREATES ECONOMIC EFFICIENCIES

FOSTER CITY, CA AND KIRKLAND, WA (26 June 2000) - Webvan Group, Inc. (Nasdaq:
WBVN) and HomeGrocer.com, Inc. (Nasdaq: HOMG) today announced they have entered into a definitive merger agreement under which Webvan will acquire HomeGrocer.com in a stock-for-stock transaction. The transaction is valued at approximately $1.2 billion, based on last Friday's closing price of $8.72 per share of Webvan stock.

The merger unites two of the leading online retailers that have personalized delivery capabilities. The combined company will operate under the name Webvan Group, Inc.

The combination is expected to extend Webvan's market reach to a total of 13 U.S. metropolitan areas by the end of 2000. Webvan and HomeGrocer currently operate in nine major metropolitan areas. By the end of the year, as a result of the merger Webvan expects to serve metropolitan area markets in Atlanta, Baltimore, Bergen County (NJ), Chicago, Dallas, Los Angeles, Orange County (CA), Portland (OR), Sacramento, San Diego, San Francisco, Seattle, and Washington, D.C.

Under the terms of the agreement, HomeGrocer.com stockholders will receive
1.07605 shares of Webvan common stock in exchange for each HomeGrocer.com share held. Approximately 138 million shares of Webvan stock will be exchanged for all currently outstanding shares of HomeGrocer.com.

The companies expect the transaction to close late in the third quarter or early fourth quarter of 2000, upon satisfaction of customary closing conditions and upon receipt of governmental and shareholder approvals. The merger will be accounted for as a purchase transaction. The proposed merger was unanimously approved by the boards of directors of both companies.

"Webvan's combination with HomeGrocer harnesses the energy and resources of both organizations and creates an even more attractive shopping proposition for consumers - one that will draw them out of traditional stores and into our Internet marketplace," said George T. Shaheen, president and chief executive officer of Webvan Group, Inc. "Clearly, the online marketplace is evolving. With this merger, we are moving early and aggressively to consolidate two successful companies to build a strong `Last-Mile' Internet retailer.

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"Webvan and HomeGrocer present an extraordinarily good business fit," Shaheen continued. "This merger will reduce our combined capital needs and enhance our financial strength. It generates significant marketing and operating efficiencies. It is also a good fit from the standpoint of market reach, expansion, and fulfillment and distribution infrastructure."

Mary Alice Taylor, chairman and chief executive officer of HomeGrocer.com, said, "This merger establishes a clear leader in the online shopping segment. We believe this combination will create greater shareholder value for both companies, and will position the unified company for strong future growth.

"Our people are our strength, and we believe Webvan's employees share our customer-centered approach to business," Taylor continued. "Together, we will have the talent, technology, resources and scope to build a powerful physical portal into the home and revolutionize the way people shop."

Upon completion of the acquisition, Webvan's founder Louis Borders will remain as chairman of the board of Webvan Group, Inc. and Shaheen will continue as president and chief executive officer of the combined company. In addition, two new members will join Webvan's board of directors.

"This merger makes tremendous sense from every perspective," said Jim Barksdale, partner of The Barksdale Group, who will be joining the Webvan board. "The combination of Webvan and HomeGrocer creates a powerful Internet retailer with broad market reach. The convenience of the Internet's total shopping experience will be the hallmark of the combined companies."

(In addition to Borders and Shaheen, Webvan's current board of directors is comprised of David M. Beirne, general partner, Benchmark Capital; Michael Moritz, general partner, Sequoia Capital; Christos M. Cotsakos, chairman and chief executive officer of E*Trade Group; and Tim Koogle, chairman and chief executive officer of Yahoo!, Inc.)

ESTABLISHES CLEAR INDUSTRY LEADER
The transaction accelerates Webvan's commitment to online retailing and building the infrastructure to be the leader in delivering the "Last Mile" of e-commerce. "Webvan has always believed in building an efficient scalable infrastructure in order to deliver the 'Last Mile' of e-commerce," Shaheen added. "With the grocery category we are able to drive frequency of contact and build strong customer relationships. We continue to augment these offerings with a broad selection of premium consumer products such as books, personal electronics, and home entertainment."

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CONFERENCE CALL
Webvan will hold a conference call to discuss the merger. The call will be held at 8:00AM (EDT) and hosted by George T. Shaheen and Mary Alice Taylor. It can be accessed by dialing (712) 271-1134. The replay of the call can be accessed by dialing (402) 998-1146 and will be available beginning today, Monday, June 26 until Monday, July 3, at 12:00 Midnight (PDT).

ABOUT WEBVAN
Webvan Group, Inc. is setting a new standard for Internet retailing, combining for the first time the convenience of online shopping with a personalized courier service that delivers products into customers' homes within a 30-minute window of their choosing. Through its Web site, http://www.webvan.com, Webvan offers a broad selection of quality products at competitive prices. The company's relentless focus on customer service, innovation, and value saves its customers time and money. Webvan's corporate headquarters are located in Foster City, CA.

ABOUT HOMEGROCER.COM
HomeGrocer.com, based in Kirkland, Wash., combines technology with highly personalized service to revolutionize the way people shop. The HomeGrocer.com system integrates its Internet Web site, www.homegrocer.com, with its customer fulfillment centers and fleet of tri-temperature trucks to deliver the highest quality products directly to consumers' homes or offices. HomeGrocer.com offers an extensive selection of groceries and household goods, including name-brand items, top-quality produce, meats, seafood and dairy products, fresh flowers, health and beauty aids, and top-selling books, videos and movies. HomeGrocer.com's shares are quoted on the Nasdaq under the symbol "HOMG."


WHERE YOU CAN FIND ADDITIONAL INFORMATION:
Investors and securityholders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information about the transaction. The joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by Webvan Group, Inc. and HomeGrocer.com, Inc. Investors and securityholders may obtain a free copy of the joint proxy statement/prospects (when it is available) and other documents filed by Webvan and HomeGrocer.com with the Commission at the Commission's Web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Webvan or HomeGrocer.com.

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Webvan and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Webvan's stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Webvan's Proxy Statement for its 2000 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 11, 2000. This document is available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from Webvan. Homegrocer.com and its executive officers and directors may be deemed to be participants in the solicitation of proxies from shareholders of HomeGrocer.com with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in HomeGrocer.com's S-1 Registration Statement filed with the Securities and Exchange Commission on December 17, 1999. This document is available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from HomeGrocer.com.

                                      ---

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995:
The statements contained in this press release that are not historical facts, including statements relating to enhanced financial strength, improved economic and operating efficiencies, expansion potential and infrastructure compatibility are forward-looking statements that involve certain risks and uncertainties, including but not limited to risks associated with difficulties in successfully integrating Webvan's and HomeGrocer's businesses and technologies; costs related to the merger; the availability of funds required to achieve our expansion plans; failure to obtain required stockholder or regulatory approvals of the merger; failure of the combined company to retain and hire key executives, technical personnel and other employees; difficulty of successfully managing a larger, more geographically dispersed organization; difficulties in developing relationships with suppliers of non-grocery product categories necessary to function as the last mile of e-commerce.


CONTACTS:

Media:                                         Investors:

Bud Grebey                                     Bob Okunski
Webvan Group, Inc.                             Webvan Group, Inc.
650.627.3558                                   650.627.3944

Pauline Yoshihashi                             Dan Lee
HomeGrocer.com                                 HomeGrocer.com
425.201.7599                                   425.201.7848